Exhibit 10.13
LETTER OF CREDIT REIMBURSEMENT AGREEMENT
     THIS LETTER OF CREDIT REIMBURSEMENT AGREEMENT, dated as of October 18, 2007 (this “Reimbursement Agreement”), is entered into among SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-3, a Delaware statutory trust (the “Issuer”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as indenture trustee (in such capacity, the “Indenture Trustee”), SANTANDER DRIVE AUTO RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), SANTANDER CONSUMER USA INC., an Illinois corporation (“Santander Consumer”), as servicer (in such capacity, the “Servicer”), and BANCO SANTANDER, S.A., ACTING THROUGH ITS NEW YORK BRANCH (“Banco Santander”), as letter of credit issuer (in such capacity, the “Letter of Credit Issuer”).
RECITALS
     WHEREAS, the Seller, the Servicer, the Issuer and the Indenture Trustee are, concurrently herewith, entering into a Sale and Servicing Agreement, dated as of October 18, 2007 (the “Sale and Servicing Agreement”), pursuant to which the Issuer is acquiring from the Seller a pool of retail installment sales contracts (the “Contracts”) secured by new and used automobiles, light duty trucks, vans and mini-vans financed thereby;
     WHEREAS, the Issuer and the Indenture Trustee are, concurrently herewith, entering into an indenture, dated as of October 18, 2007 (the “Indenture”), pursuant to which the Issuer is issuing $500,000,000 aggregate principal amount of Class A Asset Backed Notes (the “Notes”);
     WHEREAS, Banco Santander, as administrative agent and as issuing bank, Drive Residual Holdings LP, as borrower, Santander Consumer, as originator, the financial institutions signatory thereto from time to time (the “Lenders”) and Santander Investment Securities Inc., as arranger, have entered into a second amended and restated credit agreement, dated as of August 30, 2007 (the “Credit Agreement”), pursuant to which Banco Santander, as Letter of Credit Issuer, may provide, pursuant to the terms and conditions contained in the Credit Agreement, the Letter of Credit, in substantially the form attached hereto as Exhibit A; and
     WHEREAS, the parties hereto wish to set forth certain terms and conditions relating to the issuance of the Letter of Credit in connection with the Notes and the Reserve Amount.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Definitions. As used in this Reimbursement Agreement and unless the context requires a different meaning, capitalized terms defined in the recitals, the heading and text hereof shall have their defined meanings when used herein, and capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement and the following terms shall have the following meanings:

     “Base Rate” shall mean, as of any date, a rate per annum equal to the greater of (i) the rate announced by Banco Santander from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes, which rate is not intended to be the lowest rate of interest charged by Banco Santander in connection with extensions of credit to debtors or (ii) a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal for each day during such period to the rate determined, in the sole opinion of Banco Santander, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York, New York time) on such day, plus 1.00%.
     “Cash Flow” means cash flow supporting the Notes, calculated in accordance with Item 1114 of Regulation AB, as determined by the Issuer or the Servicer in its reasonable discretion.
     “Commission” means the United States Securities and Exchange Commission.
     “Eligible Letter of Credit Issuer” means an institution with a short-term debt or deposit rating at least equal to A-1 or the equivalent from S&P and Prime-1 or the equivalent from Moody’s and a long-term debt or deposit rating at least equal to A or the equivalent from S&P and A2 or the equivalent from Moody’s.
     “Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder.
     “Exchange Act Reports” means all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are required to be filed by the Seller or the Issuer with respect to the Notes pursuant to the Exchange Act.
     “Letter of Credit” means the Reserve Account Letter of Credit issued by the Letter of Credit Issuer, substantially in the form of Exhibit A.
     “Letter of Credit Draw Amount” means any unreimbursed drawing under the Letter of Credit.
     “Rating Agency Condition” means written confirmation by each Rating Agency that its then current rating of the Notes, without giving effect to the Note Policy, shall not be reduced or withdrawn.
     “Repayment Amount” shall mean the sum of all amounts payable with respect to any outstanding Letter of Credit Draw Amounts, fees, interest and expenses and all other amounts owing to the Letter of Credit Issuer hereunder and to Banco Santander and the Lenders under the Credit Agreement, with respect to the Letter of Credit.
     “Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. § § 229.1100-229.1123, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release no. 33-8518.70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Section 1.2. Interpretation. When used in this Reimbursement Agreement, unless a contrary intention appears: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive; (d) “including” means including without limitation; (e) words in the singular include the plural and words in the plural include the singular; (f) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (g) references to a Person are also to its successors and permitted assigns; (h) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Reimbursement Agreement shall refer to this Reimbursement Agreement as a whole and not to any particular provision hereof; (i) references contained herein to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in this Reimbursement Agreement unless otherwise specified; (j) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (k) the term “proceeds” has the meaning set forth in the applicable UCC.
ARTICLE II
LETTER OF CREDIT
     Section 2.1. Issuance. The Letter of Credit Issuer hereby agrees, upon the request of the Servicer on the terms and subject to the conditions set forth in the Credit Agreement, to issue to the Indenture Trustee the Letter of Credit. If a successor Indenture Trustee is appointed, promptly following the appointment of such successor Indenture Trustee pursuant to the terms of the Indenture and upon receipt of an Instruction to Transfer substantially in the form of Annex C to the Letter of Credit, the Letter of Credit Issuer shall deliver to such successor Indenture Trustee, in exchange for the outstanding Letter of Credit held by the predecessor Indenture Trustee, a substitute Letter of Credit substantially in the form of Exhibit A hereto, having terms identical to the then outstanding Letter of Credit but in favor of such successor Indenture Trustee.
     Section 2.2. Terms and Payments.
     (a) Except as expressly provided herein or in any Transaction Document, all terms and conditions with respect to the payment of the Repayment Amount and any other fees, interest and expenses with respect to the Letter of Credit, shall not be determined in accordance with the Transaction Documents, but shall be determined in accordance with the Letter of Credit and the Credit Agreement.
     (b) Without the prior written consent of the Letter of Credit Issuer, at no time while the Issuer is subject to the reporting requirements of the Exchange Act will the face amount of the Letter of Credit be modified to exceed an amount equal to 9.50% of the Cash Flow, provided that the foregoing shall not reduce or modify the Letter of Credit Issuer’s obligations under the Letter of Credit.

     (c) To the extent the face amount of the Letter of Credit would exceed an amount equal to 9.50% of the Cash Flow, the Issuer and the Servicer shall (i) arrange for the issuance of an additional letter or letters of credit and/or (ii) provide for deposits to be made to the Reserve Account from Available Funds (as defined in the Sale and Servicing Agreement), other than any draws on the Letter of Credit and otherwise to the extent available, so that at all times the Letter of Credit Amount shall not exceed 9.50% of the Cash Flow.
     Section 2.3. Limited Recourse; Obligations Absolute.
     (a) Subject to Sections 2.3(b), (c) and (d) hereof, the obligation to repay any Repayment Amount shall be without recourse to the Seller (or any Person acting on behalf of the Seller), the Issuer, the Servicer, the Insurer, the Indenture Trustee or any holder of Notes or any Affiliate, officer or director of any of them and the obligation to pay any Repayment Amount shall be limited solely to the application of:
     (i) Available Funds (as defined in the Credit Agreement) and other amounts payable in respect thereof required to be distributed to the Lenders, and only to the extent that such amounts are available pursuant to the Credit Agreement for distribution to the Lenders with respect to the Letter of Credit; and
     (ii) any remaining funds of the Issuer, after payment in full of the debt and all other obligations of the Issuer, incurred in accordance with the Transaction Documents.
     (b) In the event of a failure by the Servicer to make any payments, deposits, transfers or give any instructions to transfer, in each case as required by the Sale and Servicing Agreement, which failure directly results in (i) a withdrawal from the Reserve Account or a drawing under the Letter of Credit or (ii) a decreased amount required to be distributed to the Letter of Credit Issuer under the Credit Agreement, the obligation to repay the portion of the Repayment Amount resulting from such breach shall be a full recourse obligation of the Servicer, together with interest on such amount at the Base Rate in effect from time to time plus 2.00% from the date such payment, deposit or transfer was required to be received by the Issuer or, in the case of the failure to furnish required instructions resulting in a withdrawal from the Reserve Account or a drawing under the Letter of Credit, from the date of such withdrawal or drawing. Amounts payable hereunder by the Servicer shall not include amounts that have the effect of recourse or which constitute advances by the Servicer due to credit or payment problems of the related obligors; provided that the foregoing shall not affect any obligations the Servicer may otherwise have pursuant to the Credit Agreement.
     (c) The obligations of (i) the Seller and the Servicer under this Section are solely corporate obligations of the Seller and the Servicer and (ii) the Issuer under this Section are solely trust obligations of the Issuer, and shall be payable by such Person solely as provided in this Section. No recourse shall be had for the payment of any amount owing hereunder or any other obligation of, or claim against, the Seller or the Issuer or the Servicer, as the case may be, arising out of or based upon Section 2.3 against any stockholder, employee, officer, agent, trustee, director or authorized person of the Seller, the Issuer or the Servicer.

     (d) Nothing contained in this Section shall relieve the Seller (or any Person acting on behalf of the Seller), the Issuer, the Servicer, the Insurer, the Indenture Trustee or any holder of Notes or any Affiliate, officer or director of any of them, of any liability such Person might otherwise have as a result of actions or omissions taken by them resulting from fraud, gross negligence or willful misconduct.
     (e) The provisions of Section 2.3(a) shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. No amount owing by the Seller or the Issuer, as the case may be, hereunder, in excess of the liabilities that it is required to pay in accordance with Section 2.3(a) shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it.
     (f) The Letter of Credit Issuer agrees that it shall have no right of setoff or banker’s lien against (i) the Seller, the Issuer, the Indenture Trustee, the Servicer, the Insurer, the Owner Trustee any holder of a Note or any Affiliate, officer or director of any of them, (ii) the Trust Estate or (iii) any amounts on deposit in any Trust Account (other than the Residual Interest Account, to the extent applicable), in any such case with respect to the reimbursement of the Repayment Amount or with respect to any amount owing to the Letter of Credit Issuer arising hereunder or under the Letter of Credit.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 3.1. Representations and Warranties of the Issuer, the Seller and the Servicer. To induce the Letter of Credit Issuer to enter into this Reimbursement Agreement and to issue the Letter of Credit, each of the Issuer, the Seller and the Servicer hereby represents and warrants, each as to itself only (which representations and warranties shall be deemed made on the date of issuance of the Letter of Credit), to the Letter of Credit Issuer that:
     (a) Due Organization and Qualification. Such Person is: (i) duly formed and validly existing as a Delaware statutory trust, Illinois corporation or Delaware limited liability company, respectively, and is in good standing under the laws of the State of Delaware or Illinois, as applicable; and (ii) duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect upon such Person or their ability to perform their obligations under this Reimbursement Agreement and any Transaction Document to which such Person is a party.
     (b) Power and Authority. Such Person has all power and authority and has obtained all licenses, permits, charters, registrations and approvals, necessary: (i) for the conduct of its business as presently conducted; and (ii) to execute, deliver and perform its obligations under this Reimbursement Agreement and each Transaction Document to which such Person is a party.

     (c) Approval. The execution, delivery and performance of this Reimbursement Agreement have been duly authorized by all necessary action on the part of such Person.
     (d) Valid and Binding Obligation. This Reimbursement Agreement constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, receivership or other similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles, regardless of whether such enforceability shall be considered a proceeding in equity or at law.
     (e) Noncontravention. The consummation of the transactions contemplated by this Reimbursement Agreement and the fulfillment of the terms hereof shall not: (i) conflict with, result in any breach of any of the terms and provisions of, nor constitute a default (nor an event which, with the giving of notice or passage of time, or both, would constitute a default) under the organizational documents of such Person, or any indenture, agreement or other instrument to which such Person is a party or by which it shall be bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Indenture); or (iii) violate any law or any order, rule, or regulation applicable to such Person of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Person or its properties.
     (f) No Consents. No consent, license, approval or authorization from, or registration, or declaration with, any governmental authority, bureau or agency, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by the such Person of this Reimbursement Agreement, except (in each case) such as have been obtained and are in full force and effect.
     (g) Pending Litigation or Other Proceeding. To the knowledge of such Person, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Person or its properties: (i) asserting the invalidity of this Reimbursement Agreement or any other Transaction Document to which such Person is a party; or (ii) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of, this Reimbursement Agreement or any other Transaction Document to which such Person is a party.
     Section 3.2. Affirmative Covenants.
     (a) Compliance with Transaction Documents. Each of the Issuer, the Seller and the Servicer agrees for itself, that it will comply with all terms and conditions applicable to such Person contained in this Reimbursement Agreement and each other Transaction Document to which such Person is a party.

     (b) Amendments. Each of the Issuer, the Seller and the Servicer will give the Letter of Credit Issuer prior written notice of any proposed amendment to or modification of any Transaction Document. Unless the Letter of Credit Issuer shall have previously approved in writing the form of such amendment or modification, none of the Issuer, the Seller or the Servicer will cause or permit to become effective any amendment to or modification of any the Transaction Document if such amendment or modification would materially and adversely affect the Letter of Credit Issuer, including any amendment or modification that: (i) reduces the amount or changes the timing of payments to the Letter of Credit Issuer or any Certificateholder; (ii) impairs or adversely affects the value of the Collateral; (iii) permits the creation of any Lien ranking prior to or on a parity with the Lien of the Indenture Trustee with respect to any of the Collateral; or (iv) terminates the Lien of the Indenture Trustee with respect to the Collateral.
     (c) Optional Repurchase. Neither the Seller nor the Servicer will effect any optional purchase of the Contracts pursuant to Article 8 of the Sale and Servicing Agreement, unless: (i) the Letter of Credit Issuer has been, or simultaneously therewith will be, repaid the Repayment Amount in full; and (ii) no amounts are owing to the Letter of Credit Issuer hereunder or under the Credit Agreement with respect to the Letter of Credit.
     (d) Access to Records; Discussions with Officers and Accountants. The Issuer, the Seller and the Servicer shall each, upon the reasonable request of the Letter of Credit Issuer, permit any authorized representative or agent of the Letter of Credit Issuer at reasonable times to: (i) inspect the books and records of the Issuer, the Seller or the Servicer that may relate to the Notes, the Certificates and the obligations of such Person under this Reimbursement Agreement and the other Transaction Documents to which such Person is a party; and (ii) discuss the affairs, finances and accounts of such Person with any of its respective officers, directors and representatives, including its independent certified public accountants; provided, however, that, so long as no Trigger Event or Event of Default has occurred and is continuing, the Letter of Credit Issuer shall not inspect such books and records more frequently than once every six months.
     (e) Letter of Credit Amount. Each of the Seller and the Servicer shall promptly notify the Letter of Credit Issuer if the Letter of Credit Issuer is liable or contingently liable to provide payments under the Letter of Credit representing more than 9.0% of the Cash Flow. The Seller and the Servicer shall use commercially reasonable efforts to give notification pursuant to this Section not fewer than 30 days prior to the date on which the Letter of Credit Issuer is anticipated to be liable or contingently liable to provide payments under the Letter of Credit representing more than 9.0% of the Cash Flow.
     Section 3.3. No Petition.
     (a) The Letter of Credit Issuer hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of the latest maturing:
     (i) Note and the expiration of the Note Policy and the Swap Policy, it will not institute against, or join with any other Person in instituting against, the Issuer; and

     (ii) security issued by any securitization trust created by the Seller, it will not institute against, or join with any other Person in instituting against, the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section shall constitute a waiver of any claim for reimbursement or other payment from the Seller or the Issuer pursuant to this Reimbursement Agreement in any such proceedings or limit in any manner any of the rights of the Letter of Credit Issuer under the Credit Agreement. The provisions of this Section shall survive the termination of this Reimbursement Agreement and the replacement or removal of the Letter of Credit Issuer.
     (b) The Servicer hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of the latest maturing:
     (i) Note and the expiration of the Note Policy and the Swap Policy, it will not institute against, or join with any other Person in instituting against, the Issuer; and
     (ii) security issued by any securitization trust created by the Seller, it will not institute against, or join with any other Person in instituting against, the Seller, any bankruptcy, reorganization, arrangement, conservatorship, receivership, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, receivership or similar law, in connection with any amounts due the Servicer (or any Affiliate or parent thereof) under any Transaction Document or otherwise without the prior written consent of the Letter of Credit Issuer. The provisions of this Section shall survive termination of this Reimbursement Agreement.
ARTICLE IV
MISCELLANEOUS
     Section 4.1. Third-Party Beneficiary. The Insurer is an intended third party beneficiary of this Reimbursement Agreement.
     Section 4.2. Payments. All payments to the Letter of Credit Issuer hereunder shall be made in lawful currency of the United States and in immediately available funds prior to 11:00 a.m. (New York City time) on the date such payment is due by wire transfer to the Letter of Credit Issuer, to Banco Santander, S.A., acting through its New York Branch, ABA 026007692, Account Number 107143001, or to such other office or account maintained by the Letter of Credit Issuer as the Letter of Credit Issuer may direct.
     Section 4.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and addressed, delivered or transmitted to such party at its address or telecopy number set forth below, or at such other address or telecopy number, as the case may be, as such party may hereafter specify for the purpose by notice to the other party (or as provided in the Transaction Documents). Each such notice, request or communication shall be effective when received by the party to which it is addressed.

If to the Servicer:	Santander Consumer USA Inc.
8585 North Stemmons Freeway
Dallas, Texas 75247
Attention: Chief Financial Officer
Telephone: 214-237-3530
Telecopier: 214-630-0828

If to the Seller:	Santander Drive Auto Receivables LLC
8585 North Stemmons Freeway
Dallas, Texas 75247
Attention: Chief Financial Officer
Telephone: 214-237-3530
Telecopier: 214 237 3570

If to the Issuer:	Santander Drive Auto Receivables Trust 2007-3
c/o U.S. Bank Trust National Association,
as Owner Trustee
300 Delaware Avenue
9th Floor
Wilmington, Delaware 19801
Attention: Mildred F. Smith
Telephone: 302-576-3703
Telecopier: 302-576 3717

If to the Indenture Trustee:	Wells Fargo Bank, National Association
MAC N9311-161
Sixth Street & Marquette Avenue
Minneapolis, MN 55479
Attention: Corporate Trust Services- Asset Backed
Administration
Telephone: 612-667-8058
Telecopier: 612-667-3539

If to the Letter of Credit Issuer:	Banco Santander, S.A., acting through its New
York Branch
45 East 53rd Street,
New York, NY 10022
Attention: Magda Mesegue
Telephone: (212) 350-3671
Telecopier: (212) 350-0630
E-mail: mmesegue@schny.com

If to the Insurer:	Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Structured Finance Surveillance

Santander Drive 2007-3
Telecopier: (212) 312-3220
Telephone: (212) 352-0001
Email: sfsurveillance@fgic.com

If to the Rating Agencies:	Standard & Poor’s Ratings Services
55 Water Street
New York, New York 10041
Asset Backed Surveillance Department

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
ABS Monitoring Department
     Section 4.4. Amendments. No provision of this Reimbursement Agreement shall be waived, amended or supplemented except (i) by a written instrument executed by the parties hereto (ii) with the prior written consent of the Insurer and (iii) following prior written notice to each Rating Agency.
     Section 4.5. Governing Law; Jurisdiction. THIS REIMBURSEMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 4.6. Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS REIMBURSEMENT AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO IN CONNECTION HEREWITH OR THEREWITH. EACH OF THE SELLER, THE MASTER SERVICER AND THE ISSUER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LETTER OF CREDIT ISSUER’S ENTERING INTO THIS REIMBURSEMENT AGREEMENT.
     Section 4.7. Waivers; Remedies Cumulative. Neither any failure nor any delay on the part of the Letter of Credit Issuer in exercising any right, power or privilege hereunder or under the Letter of Credit shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 4.8. Severability. Any provision of this Reimbursement Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 4.9. Term. This Reimbursement Agreement shall remain in full force and effect until the payment of the Repayment Amount, notwithstanding the earlier termination of the Letter of Credit.
     Section 4.10. Successors and Assigns.
     (a) This Reimbursement Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that none of the Seller, the Servicer or the Issuer may transfer or assign any of its obligations, rights, or interests hereunder without (i) the prior written consent of the Letter of Credit Issuer and Financial Guaranty Insurance Company (in its capacity as issuer of the Note Policy) (the “Insurer”) and (ii) prior written notice to each Rating Agency.
     (b) The Letter of Credit Issuer may at any time:
     (i) assign all or a portion of its obligations under the Letter of Credit and its rights under this Reimbursement Agreement to an Eligible Letter of Credit Issuer; provided, however, that (A) the Rating Agency Condition shall have been satisfied with respect to such assignment, (B) the Insurer shall have consented in writing to such assignment (which consent shall not be unreasonably withheld), (C) such assignment shall be for an amount at least equal to $1,000,000 and (D) such Eligible Letter of Credit Issuer agrees in writing to be bound by Section 4.17 hereof. It is understood and agreed that in connection with partial assignments by the Letter of Credit Issuer, such reasonable amendments to this Reimbursement Agreement as the Letter of Credit Issuer may request shall be entered into by the other parties hereto to accommodate such assignments, including without limitation, if requested, customary “agency” and “syndication” provisions; and
     (ii) grant participations in minimum amounts of $1,000,000 to any other Person, in all or part of its obligations under the Letter of Credit and its rights under this Reimbursement Agreement (it being understood and agreed that no other party hereto shall have any obligation to give notices to any such participant, that such participation will not in any way reduce the Letter of Credit Issuer’s commitment to make disbursements under the Letter of Credit, and that such participation shall not increase the obligations (including with respect to costs and expenses) of any other party hereunder); provided that the Letter of Credit Issuer shall be entitled to receive any increased costs or indemnities payable hereunder incurred by the Letter of Credit Issuer or such participant to the extent not in excess of such amounts calculated as if there were no participation.
     Section 4.11. Survival. All representations and warranties contained herein or made in writing by any of the Seller, the Servicer or the Issuer in connection herewith shall survive the execution and delivery of this Reimbursement Agreement, regardless of any investigation made by the Letter of Credit Issuer or on its behalf and shall continue so long as and until such time as all obligations hereunder and under the Transaction Documents and all Indebtedness under the Notes shall have been paid in full. The obligations of each of the Seller, the Servicer and the Issuer under this Section and Sections 3.3, 4.1, 4.5 — 4.8, 4.13 and 4.17(c) shall in each case survive any termination of this Reimbursement Agreement, the payment in full of all obligations hereunder and the termination of the Letter of Credit.
     Section 4.12. Counterparts. This Reimbursement Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.
     Section 4.13. Further Assurances. Each of the Seller, the Servicer, the Issuer and the Indenture Trustee agrees to do such further acts and things and to execute and deliver to the Letter of Credit Issuer such additional assignments, agreements, powers and instruments as are reasonably required by the Letter of Credit Issuer to carry into effect the purposes of this Reimbursement Agreement and the Transaction Documents or to better assure and confirm to the Letter of Credit Issuer its rights, powers and remedies hereunder.
     Section 4.14. Headings. Section headings in this Reimbursement Agreement are included herein for convenience of reference only and shall not constitute a part of this Reimbursement Agreement for any other purpose.
     Section 4.15. Limited Liability of U.S. Bank Trust National Association. It is expressly understood and agreed by the parties hereto that: (a) this Reimbursement Agreement is executed and delivered by U.S. Bank Trust National Association not individually or personally but solely as Owner Trustee on behalf of the Issuer; (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association, but are made and intended for the purpose of binding only the Issuer; (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under such parties; and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Reimbursement Agreement.
     Section 4.16. Non-Confidential Information. Notwithstanding any other statement herein, the Issuer, the Indenture Trustee, the Seller, the Servicer and the Letter of Credit Issuer each understands that it (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transaction contemplated herein; provided, however, that it (and any of its employees, representatives or other agents) will not disclose any information that is not necessary to understand the tax treatment and tax structure of such transaction (including the identity of any of the parties to the transaction and any information that could lead another to determine the identity of any such parties), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.
     Section 4.17. Regulation AB Compliance.
     (a) The Letter of Credit Issuer agrees to comply with commercially reasonable requests of the Seller for the delivery of such information relating to the Letter of Credit Issuer as may be necessary for the Seller to comply with Item 1114 of Regulation AB as it relates to the Letter of Credit Issuer. The Letter of Credit Issuer agrees that such information may be incorporated by reference or attached as an exhibit to any Exchange Act Report to the extent required under Regulation AB or Item 7 on Form 10-D.
     (b) As of the date that any required information is provided to the Seller or the Issuer pursuant to Section 4.17(a) to be attached as an exhibit to any Exchange Act Report, such information will comply in all material respects with the requirements of Item 1114 of Regulation AB.
     (c) Notwithstanding anything to the contrary, the Letter of Credit Issuer’s liability in the case of a breach of this Section 4.17 which has the effect of imposing liability on any party entitled to indemnification under this Reimbursement Agreement under Regulation AB, will be limited to the actual damages incurred by Santander Consumer and the Seller as a direct result of a determination by the Commission that the Seller is no longer eligible to file registration statements on Form S-3, such determination being based solely on the Letter of Credit Issuer’s breach of this Section 4.17.

     IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

BANCO SANTANDER, S.A., ACTING THROUGH ITS NEW YORK BRANCH, as Letter of Credit Issuer
By:	/s/ Jim W. Moore
	Name:	Jim W. Moore
	Title:	Vice President

By:
Name:
Title:

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-3, as Issuer
By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Owner Trustee under the Trust Agreement

By:	/s/ Annette Morgan
	Name:	Annette E. Morgan
	Title:	Trust Officer

SANTANDER DRIVE AUTO RECEIVABLES LLC, as Seller
By:	/s/ Jim Moore
	Name:	Jim W. Moore
	Title:	Vice President

SANTANDER CONSUMER USA INC., as Servicer
By:	/s/ Jim W. Moore
	Name:	Jim W. Moore
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ Edna Barbara
	Name:	Edna Barber
	Title:	Assistant Vice President

EXHIBIT A
TO THE LETTER OF CREDIT REIMBURSEMENT AGREEMENT

A-1